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                                                                  Exhibit 4.7(a)

                   COMPANY SUBORDINATION AGREEMENT WITH AGENT

            SUBORDINATION AGREEMENT (the "Agreement"), made as of the 30th day of November, 2004 among Rogers Wireless Inc., a corporation organized under the Canada Business Corporations Act (the "Company"), National Trust Company, a trust company incorporated under the laws of Ontario (hereinafter called the "Deed Trustee"), JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee"), and The Bank of Nova Scotia as administrative agent (the "Agent") for the several lenders (individually, a "Bank" and, collectively, the "Banks") from time to time who are parties to the Bank Credit Agreement (as defined in Article 1 hereof).

            WHEREAS the Company has authorized and issued U.S.$400,000,000 aggregate principal amount of the Securities (as defined in Article 1);

            WHEREAS each Holder of a Security by its acceptance thereof has authorized and directed the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Agreement and has appointed the Trustee its attorney-in-fact for any and all such purposes;

            WHEREAS the Deed Trustee is required by the terms of the Bank Credit Agreement (as defined in Article 1 hereof) to be a party to this Agreement;

            NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Deed Trustee, the Trustee and the Agent agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      (a) "Additional Bonds" means a bond or bonds, in addition to the Bond, issued under the Deed of Trust.

      (b) "Bank Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 15, 1997, as amended by a first supplemental agreement dated as of April 12, 2001 and as further amended by a second amending agreement dated as of October 8, 2004, in each case, among the Company, the Banks and the Agent as in effect on the date of this Agreement and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time.

      (c) "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction (including, without limitation, the United States of America) relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

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      (d)   "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

      (e) "Bond" means the senior secured bond in the principal amount of Cdn.$4,000,000,000 dated as of March 15, 1997 issued by the Company under the Deed of Trust and pledged pursuant to the Bond Pledge Agreement.

      (f) "Bond Pledge Agreement" means the bond pledge agreement dated as of March 15, 1997 and pursuant to which the Bond is pledged to the Company to and in favour of the Agent for and on behalf of itself and each of the Banks.

      (g) "cash equivalents" means money, certified cheques, demand deposit accounts held by the Deed Trustee or other instruments or investments of equivalent liquidity and safety acceptable to holders of the Designated Senior Indebtedness.

      (h) "Designated Senior Indebtedness" means all Senior Indebtedness under the Bank Credit Agreement.

      (i) "Holder" means a Person in whose name a Security is registered in the Security Register.

      (j) "Indenture" means the Indenture, dated as of November 30, 2004, between the Company and the Trustee, relating to the Securities, as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

      (k) "Initial Blockage Period" has the meaning specified in Section 2.3(b) hereof.

      (l) "Lien" means any mortgage, charge, pledge, lien, privilege, security interest, hypothec, cession and transfer, lease of real property or other encumbrance upon or with respect to any Property of an Obligor, now owned or hereafter acquired.

      (m) "Non-payment Event of Default" means any event (other than a Payment Default), the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

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      (n)   "Obligors" means the Company and any Restricted Subsidiaries (as defined in the Bank Credit Agreement) collectively, and "Obligor" means any one of them individually.

      (o) "Payment Blockage Period" has the meaning specified in Section 2.3(b) hereof.

      (p) "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on, or any other amount payable in connection with, Designated Senior Indebtedness.

      (q) "payment in full", "paid in full" and any term of similar import means either (i) the actual payment in full of an obligation or indebtedness in cash or cash equivalents in the currency in which the obligation or indebtedness is denominated or, subject to any provision in the instrument governing such obligation or indebtedness relating to conversion of amounts received in a judgment currency other than the payment currency, the equivalent in Canadian dollars or (ii) the provision for such payment; provided that such provision shall be satisfactory to each of the Banks and shall be the same for all holders of Senior Indebtedness.

      (r)   "Permitted Junior Securities" has the meaning specified in Section
            2.2 hereof.

      (s) "Property" means, with respect to any Person, all of its undertaking, property or assets of any kind.

      (t) "Securities" means the Company's 8.00% Senior Subordinated Notes due 2012.

      (u) "Senior Indebtedness" means any liability or obligation secured by the Bond or an Additional Bond or by liens ranking prior to the liens securing Bonds and, without duplication, the principal of (and premium, if any) and interest on and all other amounts due on or in connection with any Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of and premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the Banks or the Agent under the Bank Credit Agreement and to the holders of or the trustee with respect to the Company's 10-1/2% Senior Secured Notes due 2006, 9-5/8% Senior Secured Notes due 2011, 6-3/8% Senior (Secured) Notes due 2014, 9-3/4% Senior Secured Debentures due 2016, 7.625% Senior (Secured) Notes due 2011, Floating Rate Senior (Secured) Notes due 2010, 7.25% Senior (Secured) Notes due 2012 and 7.50% Senior (Secured) Notes due 2015.

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            Notwithstanding the foregoing, "Senior Indebtedness" shall not include (A) Debt evidenced by the Securities, (B) Debt of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or the Securities, (C) Debt of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (D) Debt of the Company to the extent incurred in violation of the provisions of Section 1008 of the Indenture, (E) Inter-Company Subordinated Debt or Inter-Company Deeply Subordinated Debt or Debt of the Company to any Subsidiary,
            (F) any liability for Canadian federal, provincial or local taxes or U.S. federal, state or local taxes, or other taxes, owed or owing by the Company and (G) trade payables owed or owing by the Company.

      (v) "Subordinated Obligations" has the meaning specified in Section 2.1 hereof.

      (w) "Taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax.

            All other capitalized terms used herein without definition have the meanings ascribed thereto in the Indenture.

                                    ARTICLE 2
                           SUBORDINATION OF SECURITIES

SECTION 2.1 SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS OF THE COMPANY

            The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities and all other amounts payable with respect thereto (collectively, the "Subordinated Obligations") are hereby expressly made subordinate and postponed to and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness of the Company. All provisions of this Article 2 shall be subject to Section 2.14.

            This Agreement shall constitute a continuing offer to all Persons who, in reliance upon such Agreement, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 2.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether

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voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event

            (1) the holders of Senior Indebtedness of the Company shall receive payment in full of all amounts due on or in respect of all Senior Indebtedness of the Company before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character (other than a payment or distribution (i) from the trust described in Article Four of the Indenture (and specifically in Section 404 of the Indenture) or (ii) in the form of equity securities or subordinated securities of the Company or any successor obligor with respect to the Senior Indebtedness of the Company provided for by a plan of arrangement or reorganization or a proposal under any Bankruptcy Law that, in the case of any such subordinated securities, are subordinate in right of payment to all Senior Indebtedness of the Company (or such successor obligor) that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities")) on account of the Subordinated Obligations; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution (i) from the trust described in Article Four of the Indenture (and specifically in Section 404 of the Indenture) or (ii) in the form of Permitted Junior Securities), including, without limitation, by way of set-off or enforcement of any guarantee or otherwise, which the Trustee or the Holders would be entitled to receive and retain but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, immediately and directly to the holders of Senior Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rateably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or enforcement of any guarantee or otherwise, in respect of the

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                  Subordinated Obligations which the Trustee or the Holder would be entitled to receive and retain but for the provisions of this Article, before all Senior Indebtedness of the Company is paid in full, then and in each such event such payment or distribution (other than a payment or distribution (i) from the trust described in Article Four of the Indenture (and specifically in Section 404 of the Indenture) or (ii) in the form of Permitted Junior Securities) shall be held by such recipient in trust and separate and apart from any of its other property for the benefit of the holders of Senior Indebtedness of the Company (which trust is hereby declared and acknowledged), and shall be paid over or delivered forthwith to the holders of Senior Indebtedness of the Company or their representative or representatives for application to the remaining unpaid Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness of the Company; and

            (4) for greater certainty, any Taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any Taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that a Holder or the Trustee is entitled to receive and retain for the purposes of Section 2.2(2), or an amount that a Holder or the Trustee receives for the purposes of Section 2.2(3). For purposes of this paragraph
                  (4), "Taxes" additionally includes any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of the United States of America or of any state or territory thereof or by any authority or agency therein or thereof having power to tax.

            The amalgamation or consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions of the Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, arrangement, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such amalgamation or consolidation or into which the Company is merged or the Person which acquires such assets substantially as an entirety, as the case may be, shall, as a part of such amalgamation, consolidation, merger, conveyance, transfer, lease or disposal, comply with the conditions of Section 801 of the Indenture.

SECTION 2.3 SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS IN DEFAULT

      (a) Unless Section 2.2 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee from the Agent (or such other representative of Designated Senior Indebtedness) of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind

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            or character shall be made by the Company, including, without limitation, by way of set-off or enforcement of any guarantee or otherwise, on account of the Subordinated Obligations or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

      (b) Unless Section 2.2 shall be applicable, upon (1) the occurrence of a Non-payment Event of Default and (2) receipt by the Trustee from the Agent (or such other representative of Designated Senior Indebtedness) of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (other than a payment or distribution (i) from the trust described in Article Four of the Indenture (and specifically in Section 404 of the Indenture) or (ii) in the form of Permitted Junior Securities) shall be made by the Company, including, without limitation, by way of set-off or enforcement of any guarantee or otherwise, on account of the Subordinated Obligations or on account of the purchase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice from the Agent (or such other representative) unless and until (subject to any blockage of payments that may then be in effect under subsection (a) of this Section) (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Agent (or such other representative), after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Agreement, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 186 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of this Agreement, no event of default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Agent (or such other representative) for such Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Agent (or such other representative) for such Designated Senior Indebtedness, whether or not within the Initial Blockage

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            Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in each such event such payment shall be paid over and delivered forthwith to the Company, and no such payment so paid over shall be treated as a payment of any amount owing to the Trustee or a Holder of a Security.

SECTION 2.4 LIENS

            The Company and the Trustee agree that all of the Subordinated Obligations are and, except as permitted under the Indenture and the Bank Credit Agreement, will be unsecured by any Lien upon or with respect to any of the Property of the Company. For greater certainty, the entering into of this Agreement does not fulfill the condition precedent, required under Section 5.4 of the Bank Credit Agreement to any of the Subordinated Obligations being secured by any Lien, that the Company, the Trustee and the Deed Trustee enter into a subordination and postponement agreement in form and content satisfactory to the Agent and the Majority Lenders (as defined in the Bank Credit Agreement). The Trustee agrees that should any Lien arise, whether by operation of law or otherwise, in its favour, it will hold the benefit thereof in trust for the holders of the Senior Indebtedness of the Company and, so long as any Senior Indebtedness of the Company is not paid in full, any payment by or on behalf of the Company or distribution of Property of the Company with respect to any such Lien will be made to the holders of the Senior Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 2.5 PAYMENT PERMITTED IF NO DEFAULT

            Nothing contained in this Article or elsewhere in this Agreement, the Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any event referred to in clause (a), (b) or (c) of
Section 2.2 or under the conditions described in Section 2.3, from making payments at any time of principal of (and premium, if any) or interest on the Securities.

SECTION 2.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS

            Subject to the payment in full of all Senior Indebtedness of the Company, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated and postponed to Senior Indebtedness of the Company to the same extent as the Securities are subordinated and postponed and which is entitled to like rights of subrogation) to the rights of the holders of

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Senior Indebtedness to the extent that payment of Senior Indebtedness has been made under Section 2.2 of this Agreement from amounts otherwise payable to Holders of the Securities, to receive payments and distributions of assets of the Company of any kind or character, whether in cash, property or securities applicable to the Senior Indebtedness of the Company until the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness of the Company by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be or be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

SECTION 2.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS

            The provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Company on the other hand. Nothing contained in this Article or elsewhere in this Agreement, the Indenture or in the Securities is intended to or shall

      (a) impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities, or any payment required under the Indenture, as and when the same shall become due and payable in accordance with their terms; or

      (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness of the Company; or

      (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture including, without limitation, filing and voting claims in any proceeding under any Bankruptcy Law, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            If a holder of Senior Indebtedness or a trustee for such holder shall receive in such capacity any amount under this Agreement and at the time of such receipt such holder or trustee is not entitled to (whether by reason of maturity, acceleration or otherwise) such amount under the terms of such Senior Indebtedness, then such holder or trustee shall turn such amount over to the Company. Any such amount so received by any holder of Senior Indebtedness or trustee for such holder which such holder or trustee is so required to turn over to the Company shall in no circumstances be considered to be a payment on account of such Senior Indebtedness.

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SECTION 2.8 NO WAIVER OF SUBORDINATION PROVISIONS

      (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Trustee or by any act or failure to act by any such holder, or by any non-compliance by the Company or the Trustee with the terms, provisions and covenants of this Agreement or the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      (b) Without in any way limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness of the Company, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the terms of Senior Indebtedness of the Company or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding (including, without limitation, any increase in the aggregate principal amount of any indebtedness thereunder, it being understood that any such additional indebtedness shall not constitute Senior Indebtedness to the extent incurred in violation of Section 1008 of the Indenture); (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company;
            (3) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (4) exercise or refrain from exercising any rights against the Company and/or any other Person.

      (c) If the Trustee on behalf of the Holders or any Holders should fail to file a proof of claim in any bankruptcy, insolvency, receivership or similar proceeding relating to the Company at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness of the Company (or its representative) is hereby authorized to file an appropriate claim for and on behalf of all or any of the Holders.

SECTION 2.9 NOTICE TO THE TRUSTEE

      (a) The Company shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Agreement, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the

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            Trustee shall have received written notice thereof from the Company, the Agent, a representative for the holders of Senior Indebtedness of the Company or any trustee, fiduciary or agent therefor; and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for this Section or Section 2.3 hereof prior to the date on which by the terms of the Indenture any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on or any amounts payable in connection with any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected with respect to such action taken by any notice to the contrary which may be received by the Trustee on or after such date.

      (b) Subject to the provisions of the Trust Indenture Act Sections 315(a) through (d), the Trustee shall be entitled to rely on any written notice delivered to them from time to time by a representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Two. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 2.10 RELIANCE ON BANKRUPTCY ORDER OR CERTIFICATE OF LIQUIDATING AGENT

            Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of the Trust Indenture Act Sections 315(a) through (d), and the Holders of the Securities shall be entitled to rely on any Bankruptcy Order entered by any court of competent jurisdiction, or a certificate of (i) the trustee in bankruptcy (or other court-appointed officer) as to matters over which it has authority, (ii) a receiver under the Deed of Trust or any other receiver whose certificate is agreed to by the Deed Trustee or (iii) an assignee for the benefit of all unsecured creditors as to matters over which it has authority, delivered to the Trustee or to the Holders of Securities from time to time by any Person, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 2.11 RIGHTS OF THE TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS OF THE
             COMPANY; PRESERVATION OF THE TRUSTEE'S RIGHTS

            Subject to the terms of this Article, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Agreement shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 607 of the Indenture.

SECTION 2.12 ARTICLE APPLICABLE TO PAYING AGENTS

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company under the Indenture and be then acting thereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 2.11 shall not apply to the Company or any Affiliate of the Company if any of them is acting as Paying Agent.

SECTION 2.13 NO SUSPENSION OF REMEDIES

            Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five of the Indenture or to pursue any rights or remedies under the Indenture or under applicable law; provided, however, that, upon the occurrence and during the continuance of an Event of Default under the Indenture, neither the Trustee nor any Holder shall be entitled to accelerate the maturity of all or any of the Subordinated Obligations until the earlier to occur of the fifth Business Day following the receipt by the Company and the Agent of a written declaration of acceleration as provided in Section 502 of the Indenture and the date of acceleration in full of the Designated Senior Indebtedness. The Trustee agrees that it will immediately upon receipt by it of a notice of a Default under the Indenture, or the cure or waiver of such Default, immediately give notice of same to the Deed Trustee.

SECTION 2.14 TRUST MONEYS NOT SUBORDINATED

            Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under the provisions of the Indenture relating to defeasance by the Trustee (or such other trustee who shall have satisfied the requirements of the Indenture) and which were deposited in accordance with the terms of such provisions of the Indenture relating to defeasance and not in violation of Section 2.3 hereof and the corresponding provisions of the Indenture, if any, for the payment of principal of (and premium, if any) and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 2 and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company; provided, however, the Company will not exercise the benefit of such defeasance without the prior written consent of the Majority Lenders (as defined in the Bank Credit Agreement), and the Company must provide the Trustee with written evidence of the prior written consent of the Majority Lenders (as defined in the Bank Credit Agreement) before it may exercise its defeasance option.

SECTION 2.15 TRUSTEE TO EFFECTUATE SUBORDINATION

            Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Agreement and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 2.16 ASSIGNMENT BY HOLDERS OF SENIOR INDEBTEDNESS

      (a) No payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities made to the holders of Senior Indebtedness of the Company (1) under Section 2.2(2) by a liquidating trustee or agent or other person or (2) under Section 2.2(3) by the Trustee or a Holder shall, to the extent that such payment or distribution to the holders of Senior Indebtedness has been made from amounts otherwise payable to the Holders of the Securities, as between the Company and the holders of Senior Indebtedness to whom such payment or distribution was made, constitute or be deemed to be a payment on account of such Senior Indebtedness. If the Trustee or the Holders are not for any reason entitled to be subrogated to the rights of holders of Senior Indebtedness in respect of such payment or distribution, then, subject to clause (b) of this Section, each holder of Senior Indebtedness to whom any such payment or distribution is made will promptly after request by the Trustee assign its Senior Indebtedness to the extent of such payment or distribution and all rights with respect thereto (excluding any rights to any security) to the Trustee on behalf of the Holders.

      (b) A holder of Senior Indebtedness of the Company shall not be required to provide an assignment under clause (a) of this Section if (i) such holder, acting reasonably, concludes that there is a likelihood that the granting of such assignment on the terms of the relevant assignment agreement would cause such holder to be liable to any other Person or (ii) all Senior Indebtedness of the Company shall not have been paid in full.

SECTION 2.17 PAYMENTS BY AFFILIATES

            At any time when the provisions of Section 2.2(a), (b) or (c) or
Section 2.3(a) or (b) shall be applicable, the Company will not permit any Affiliate to make any payment or distribution of assets for or on behalf of the Company to the Trustee or to any Holder that the Company or any obligor or guarantor with respect to the Subordinated Obligations would be prohibited from making under any of such Sections (or the equivalent provisions with respect to such obligor or guarantor), without the prior written consent of the Majority Lenders (as defined in the Bank Credit Agreement) (it being understood that, upon receipt of such consent, nothing in this Agreement shall be deemed to prevent, and such Affiliate shall be entitled to make, any such payment).

                                    ARTICLE 3
                                     NOTICE

SECTION 3.1 NOTICES

            Any notice or other communication required or permitted to be given or made hereunder, shall be in writing or by telecopy and shall not be effective until received and shall be addressed as follows:

            if to the Company, addressed to it at:

            One Mount Pleasant Road
            Toronto, Ontario
            M4Y 2Y5

            Attention: Chief Financial Officer
            Telecopy:  (416) 935-7953

            Copy to:

            Rogers Communications Inc.
            10th Floor
            333 Bloor Street East
            Toronto, Ontario
            M4W 1G9

            Attention: Chief Financial Officer
            Telecopy:  (416) 935-3557

            if to the Trustee, addressed to it at:

            4 New York Plaza
            15th Floor
            New York, New York 10004

            Attention: Institution Trust Services
            Telecopy:  (212) 623-6166

            if to the Agent, addressed to it at:

            Corporate Banking - Communications,
               Media & Technology
            62nd Floor, 40 King Street West

            Toronto, Ontario
            M5W 2X6

            Attention: Managing Director
            Telecopy:  (416) 866-2010

            if to the Deed Trustee, addressed to it at:

            c/o  CIBC Mellon Trust Company
            320 Bay Street
            P.O. Box 1
            Toronto, Ontario
            M5H 4A6

            Attention: Manager, Corporate Trust Department
            Telecopy:  (416) 643-5570

            Any such notice or demand, if telecopied before 4:30 p.m. on a Business Day shall be deemed to have been received on that day, and after 4:30 p.m. on a Business Day, shall be deemed to have been received on the Business Day next following the date of transmission.

                                    ARTICLE 4
                                  MISCELLANEOUS

SECTION 4.1 AMENDMENT, ETC.

            No amendment, modification or waiver of any provision of this Agreement or consent to any departure from any provision of this Agreement will in any event be effective unless it is signed by the Company, the Trustee and the Agent.

SECTION 4.2 SUCCESSOR TRUSTEE

            If the Trustee for the time being under the Indenture shall resign or be removed and a successor trustee thereafter shall be appointed in accordance with the Indenture, then upon such successor trustee agreeing in writing to be bound by the provisions of this Agreement as the Trustee hereunder, all references herein to "Trustee" in this Agreement shall be deemed to be references to such successor trustee as and from such date and such successor trustee shall receive and become vested with all the rights, powers, privileges and duties of the retiring or removed Trustee and the retiring or removed Trustee shall be discharged from its further duties and obligations as Trustee under this Agreement.

SECTION 4.3 APPLICABLE LAW AND SUBMISSION TO JURISDICTION

            This Agreement shall be conclusively deemed to be a contract made in the Province of Ontario and shall for all purposes be governed by and interpreted in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Company may be found. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

SECTION 4.4 ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.

SECTION 4.5 SEVERABILITY

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.6 SUCCESSORS AND ASSIGNEES

            This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assignees.

SECTION 4.7 COUNTERPARTS

            This Agreement and the acceptance thereof may be executed on any number of separate counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on this 30th day of November, 2004.

                                          ROGERS WIRELESS INC.

                                          By:  /s/ Alan D. Horn
                                              ----------------------------------
                                               Name:  Alan D. Horn
                                               Title: Vice-President

                                          By:  /s/ M. Lorraine Daly
                                              ----------------------------------
                                               Name:  M. Lorraine Daly
                                               Title: Vice-President, Treasurer

                                          NATIONAL TRUST COMPANY,
                                          as Deed Trustee

                                          By:  /s/ Geralyn Krowles
                                              ----------------------------------
                                               Name:  Geralyn Krowles
                                               Title: Authorized Signatory

                                          By:  /s/ Lennox August
                                              ----------------------------------
                                               Name:  Lennox August
                                               Title: Authorized Signatory

                                          JPMORGAN CHASE BANK, N.A.,
                                          as Trustee

                                          By:  /s/ Rosa Ciaccia
                                              ----------------------------------
                                               Name:  Rosa Ciaccia
                                               Title: Trust Officer

                                          By:  /s/ Kathleen Perry
                                              ----------------------------------
                                               Name:  Kathleen Perry
                                               Title: Vice President

                                          THE BANK OF NOVA SCOTIA,
                                          as Agent, with the consent of the
                                          Majority Lenders (as defined in the
                                          Bank Credit Agreement)

                                          By:  /s/ Steven J. Torrens
                                              ----------------------------------
                                               Name:  Steven J. Torrens
                                               Title: Managing Director

                                          By:  /s/ Derek Orange
                                              ----------------------------------
                                               Name:  Derek Orange
                                               Title: Associate Director